AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT made as of the 17th day of November, 1998

B E T W E E N

                  ADVANCED SYSTEMS COMPUTER CONSULTANTS INC., a corporation incorporated under the laws of the Province of Ontario, Canada

                  (hereinafter called the "Vendor")

                           - and -

                  CHELTENHAM TECHNOLOGIES (BERMUDA)
                  CORPORATION, a corporation incorporated under the laws of the Island of Barbados

                  (hereinafter called the "Purchaser")

         WHEREAS the Vendor has all rights and title to certain computer software and all intellectual properties rights relating thereto as more particularly described in Schedule "1" hereto (the "Assets");

         AND WHEREAS the Vendor wishes to sell, and the purchaser wishes to purchase, all rights and title to the Assets on the terms and subject to the conditions hereinafter contained.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and the sum of $2.00 and other good and valuable consideration paid by each of the parties hereto to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.0      PURCHASE AND SALE

1.1 On the terms and subject to the fulfillment of the conditions hereof, Vendor hereby sells, assigns, conveys, transfers and delivers unto the Purchaser all of the Vendor's right, title and interest in the Assets (as described in Schedule "1" hereto).

2.0      PURCHASE PRICE

2.1 The purchase price payable by the Purchaser to the Vendor for the Assets is the sum of CDN $400,000 (the "Purchase Price").

2.2 The Purchaser agrees to pay the Vendor on terms and conditions as follows:

         (i)      Payment   of   Cdn$75,000    when   the   Purchaser   or   its
                  parent/affiliated company becomes public and has completed a minimum financing of Cdn$2 million; and

         (ii) The balance of Cdn$325,000 when the Remote Banking generates its first revenue whether such revenue is generated from license payments or actual transaction fees.

3.0      REPRESENTATIONS WARRANTIES OF THE VENDOR

3.1 The Vendor hereby represents and warrants to the Purchaser as follows, and confirms that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Assets and the completion of the other transactions hereunder:

(1)      Corporate Authority and Binding Obligation

         The Vendor has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Assets to the Purchaser in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Vendor and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Assets by the Vendor to the Purchaser. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2)      No Other Purchase Agreements

         No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any of the Asset, or any rights or interest therein.

(3)      Contractual and Regulatory Approvals

         The Vendor is not under any obligation, contractual or otherwise, to request or obtain the consent of any person and no permits, licenses, certifications, authorizations or approvals of, or notifications to any government or governmental agency, board, commission or authority are required to be obtained by the Vendor,

                  i) in connection with the execution, delivery or performance by the Vendor of this Agreement or the completion of any of the transactions contemplated herein, or

                  ii)      to   avoid   the   loss  of  any   permit,   licence,
                           certification or other authorization relating to the Assets.

(4)      Corporate Status

         The Vendor is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation.

(5)      Compliance With Constating Documents, Agreements and Laws

         The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor, and the completion of the transactions contemplated hereby, will not constitute or result in a violation, breach or default under:

                  (i) any term or provision of any of the articles, by-laws or other constating documents of the Vendor, or

                  (ii)     the terms of any  indenture,  agreement  (written  or
                           oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound; or

                  (iii) any term or provision of any licenses or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Vendor carries on business.

(6)      Liabilities

         There are no liabilities (contingent or otherwise) relating to the Assets of any kind whatsoever in respect of which the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement.

(7)      Litigation

         There are no actions suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor) pending or, to the best of the knowledge of the

         Vendor, threatened, by or against or affecting the Vendor which relate to the Assets, at law or in equity, or before or by any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(8)      Title to Assets

         The Vendor is the owner of and has good and marketable title to all of the Assets free and clear of any encumbrances whatsoever.

(9)      Intellectual Property

         (a) The Vendor owns or is licensed or otherwise possesses legally enforceable rights to use, sell and license, free and clear of claims or rights of others, all patents, trademarks, trade names, trade secrets, industrial designs, slogans, logos, service marks, copyrights and any applications therefor, technology, inventions, ideas, circuit topographies, know how computer software programs or applications (in both source code and object code form), manufacturing and other processes, hardware and other designs, formulae, programming and other processes, software, algorithms, source and object codes, user manuals, working papers, tapes, charts, plans, models, drawings, concepts, ideas, discoveries, inventions, developments, modifications, adaptations, derivative works, and other information and written matter required for or incident to the Assets and tangible or intangible proprietary information or material that are necessary to, required for, used in or proposed to be used in the Assets and the commercial exploitation thereof (the "Vendor Intellectual Property Rights"). Schedule "2" to this Agreement lists all current and past (lapsed, expired, abandoned or canceled) patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, registered material unregistered industrial designs, and trade names, and any applications in respect of the Vendor Intellectual Property Rights, and specifies the jurisdictions in which each such Vendor Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Vendor's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyrights or other protection with the United States or Canadian Copyright Office and any other foreign offices and by whom such items have been registered.

         (b)The Vendor is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation in any material respect of any license, sublicense or agreement described in Schedule "2", nor will the execution and delivery of this Agreement or the performance of its obligations hereunder cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Vendor Intellectual Property Right. No claims with respect to the Vendor Intellectual

         Property Rights, any trade secret or other intellectual property right material to the Assets are currently pending or, to the best knowledge of the Vendor, are threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of the Assets as now used, sold or licensed or proposed for use, sale or license by the Purchaser as disclosed to the Vendor infringes on any copyright, patent design, service mark industrial design or trade secret or other intellectual property right of any other person. There is no material unauthorized use, infringement or misappropriation of any of the Vendor Intellectual Property by any third party, including any employee or former employee or contractor of the Vendor or any of its subsidiaries. Neither the Vendor nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of any trade secrets, patents, trademarks, service marks, maskworks, copyrights or contractor and which has not been finally terminated prior to the date hereof, or been informed or notified by any third party that the Vendor may be engaged in such infringement by, or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Vendor or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork, copyright or other intellectual property right of any other person.

         (c) The Vendor has taken all reasonable, necessary and appropriate steps to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the Assets and all Vendor Intellectual Property Rights. All of the Vendor Intellectual Property Rights are and have been properly marked and, if applicable, licensed in accordance with the appropriate legislation so as to protect the property rights therein and allow proper enforcement of such rights against infringing third parties.

         (d) All software applications and products comprising the Assets (the "Software Applications and Products") have been tested internally and conform to Year 2000 date criteria. The Software Applications and
         Products:

                  (i) accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations, without a decrease in the functionality of such Software Applications and Products;

                  (ii) are designed to be used prior to, during and after the calendar year 2000, and that will operate during each such time period without interruption, delay, impediment or error relating to date data, specifically including any interruption, delay, impediment or error relating to, or the product of, date data which represents or references different centuries or more than once century; and

                  (iii) shall not be adversely affected, interrupted, delayed or impeded by the internal computer clock turning to January 1, 2000.

         Date  elements  in   interfaces   and  data  storage  in  the  Software
         Applications and Products will permit specifying the century to eliminate date ambiguity.

(10)     Outstanding Agreements

         The Vendor is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the Assets or Vendor Intellectual Property Rights.

4.0      REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

4.1 The Purchaser hereby represents and warrants to the Vendor as follows, and confirms that the Vendor is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Assets and the completion of the other transactions hereunder:

(1)      Corporate Authority and Binding Obligation

         The Purchaser is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Assets from the Vendor in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the purchase of the Assets by the Purchaser from the Vendor. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(2)      Contractual and Regulatory Approvals

         The Purchaser is not under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals or, or notifications to, any government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the transactions contemplated herein.

(3)      Compliance with Constating Documents,. Agreements and Laws

         The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Purchaser, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

                  (i) any term or provision of any of the articles, by-laws or other constating documents of the Purchaser, or

                  (ii)     the terms of any  indenture,  agreement  (written  or
                           oral), instrument or understanding or other obligation or restriction to which the Purchaser is a party or by which it is bound, or

                  (iii) any term or provision of any licenses, registrations or qualification of the Purchaser or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

5.0      SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTS

Survival of Representations and Warranties by the Vendor

5.1 The representations and warranties made by the Vendor and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser or any other person or any knowledge of the Purchaser or any other person, shall continue in full force and effect for the benefit of the Purchaser, subject to the following provisions of this section.

Subject to paragraph 5.1(b), no warranty claim may be made or brought by the Purchaser after the date which is three years following the Closing Date.

Any warranty claim which is based upon or relates to the title to the Assets or which is based upon intentional misrepresentation or fraud by the Vendor may be made or brought by the Purchaser at any time.

After the expiration of the period of time referred to in paragraph (a) of this section, the Vendor will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby except with respect to any claims made by the Purchaser in writing prior to the expiration of such period and subject to the rights of the Purchaser to make any claim permitted by paragraph (b) of this section.

Survival of Warranties by Purchaser

5.2 The representations and warranties made by the Purchaser and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor.

6.0      CLOSING

Closing Arrangements

6.1 Subject to the terms and conditions hereof, the transactions contemplated herein shall be closed at 10:00 AM (the "Closing Time") at the offices of the Vendor or at such other place or places and may be mutually agreed upon by the Vendor and the Purchaser.

Documents be Delivered

6.2 At or before the Closing Time, the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendor pursuant to the provisions of this Agreement, and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor all cheques or bank drafts and all documents, instruments and things which the Purchaser is to deliver or cause to be delivered pursuant to the provisions of this Agreement.

7.0       GENERAL PROVISIONS

Further Assurances

7.01 Each of the Vendor and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

Notices

7.02 Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

         (a) delivered personally to an officer or director of such party, or

         (b) sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Bermuda, BVI, Barbados or Canada, or

         (c)      sent by telecopy machine.

Notices shall be sent to the following addresses or telecopy numbers:

         (i)      in the case of the Vendor,

                  Advance Systems Computer Consultants Inc.
                  1050 Castlefield Avenue, Suite 310
                  Toronto, Ontario MOB 1E7

                  Telephone/Telecopy: 416-787-4673

                  Attention: Mr. Satish Kumeta

         (ii)     in the case of the Purchaser,

                  Cheltenham Technologies (Bermuda) Corporation
                  129 Front Street
                  Penthouse Suite
                  Hamilton HM12, Bermuda


                  Telephone: 441-296-4545
                  Telecopy: 441-232-0637

                  Attention: Mr. A.T. Griffis

or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice designation, communication, request, demand or other document.

Any notice, designation, communication, request, demand or other document giving or sent or delivered as aforesaid shall if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received (but not actually received) on the fourth business day following the date of mailing, unless at any time between the date of mailing and the fourth business day thereafter there is a discontinuation or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery of any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

Counterparts

7.03 This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

Expenses of Parties

7.04 Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

Assignment

7.05 This rights of the Vendor and the Shareholder hereunder shall not be assignable without the written consent of the Purchaser. The rights of the Purchaser hereunder shall not be assignable without the written consent of the Vendor and the Shareholder.

Successors and Assigns

7.06 This Agreement shall be binding upon and endure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement

Entire Agreement

7.07 This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

The Purchaser may wish to modify the foregoing section if it is relying on information provided by the Vendor or its agent in an offering document. In that case, appropriate references would also be made to such information in the representations and warranties.

Waiver

7.08 Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time; provided; however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

Amendments

7.09 No modifications or amendments to this Agreement may be made unless agreed to by the parties hereto in writing.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

ADVANCED SYSTEMS COMPUTER
CONSULTANTS INC.

By:      /s/ Satish Kumeta       17 Nov. 1998
         ---------------------
         Authorized Signatory


CHELTENHAM TECHNOLOGIES
(BERMUDA) CORPORATION


By:      /s/ A.T. Griffis
         ---------------------
         Authorized Signatory